                                                                     EXHIBIT 2.1
                            STOCK PURCHASE AGREEMENT


   THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of and having an effective date of January 1, 1996, between Laboratory Specialists of America, Inc., an Oklahoma corporation ("LSAI"), National Psychopharmacology Laboratory, Inc., a Tennessee corporation ("NPLI"), Haroutune K. Dekirmenjian, PhD., an individual ("Dekirmenjian") and Kenneth O. Jobson, M.D., an individual ("Jobson"), both Dekirmenjian and Jobson are the owners of all of the issued and outstanding capital stock of NPLI (Dekirmenjian and Jobson are collectively referred to as the "NPLI Shareholders").

                                    RECITALS

   1. All of the issued and outstanding capital stock of NPLI is owned directly by the NPLI Shareholders.

   2. The NPLI Shareholders desire to sell and LSAI desires to purchase, all of the issued and outstanding capital stock of NPLI (the "NPLI Stock").

   3. Dekirmenjian desires to sell and LSAI desires to purchase certain goodwill and reputation created and established by Dekirmenjian through the development of the business enterprise and operations of NPLI (the "Goodwill").

   4. The Board of Directors of LSAI has approved and adopted, and through its duly authorized officers, LSAI has executed, this Agreement, and NPLI Shareholders have approved and executed this Agreement, pursuant to which LSAI is to purchase all of the issued and outstanding capital stock of NPLI.

   NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained in this Agreement LSAI and the NPLI Shareholders hereby agree as follows:


                                   ARTICLE I

                           SALE AND PURCHASE OF STOCK

   1.1  Sale and Purchase of Stock and Goodwill.  Subject to the terms and
        ---------------------------------------
conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, NPLI Shareholders hereby agrees to sell and LSAI hereby agrees to purchase, the Stock and Goodwill, on the Closing Date (as defined in Section 1.10 hereof).

   1.2 Purchase Price of NPLI Stock and Goodwill.  The purchase price of the
       -----------------------------------------
Stock (the "Stock Purchase Price") shall be an amount equal to $1,513,000 and the purchase price of the Goodwill shall be an amount equal to $140,000 (the "Goodwill Purchase Price"), which shall be payable as follows:

     1.2.1 Payment of Cash Portion of Stock Purchase Price. At Closing (as
           -----------------------------------------------
   defined in Section 1.10), LSAI shall deliver and pay to Dekirmenjian the sum of $400,000 and to Jobson the sum of $400,000 in immediately available funds.

     1.2.2 Delivery of Promissory Notes. At Closing, LSAI shall make, issue and
           ----------------------------
   deliver to Dekirmenjian a promissory note in the form attached hereto as Exhibit A-1 (the "Dekirmenjian Promissory Note") in the principal sum of $319,000 (the "Dekirmenjian Note Principal") and to Jobson a promissory note in the form attached hereto as Exhibit A-2 (the "Jobson Promissory Note") in the principal sum of $319,000 (the "Jobson

   Note Principal"). Collectively the Dekirmenjian Promissory Note and the Jobson Promissory Note are referred to herein as the "Promissory Notes" and the Dekirmenjian Note Principal and the Jobson Note Principal are sometimes referred to herein as the "Note Principal"). The Note Principal of each Promissory Note shall be subject to adjustment as follows:

         1.2.2.1 Net Worth Adjustment. In the event stockholders' equity of
                 --------------------
      NPLI, determined in accordance with generally accepted accounting principles consistent with past practices, as of September 30, 1995, increases (or decreases) as of the Balance Sheet Date (as defined in Section 9.11) as reflected on the Final Balance Sheet (as defined in
      Section 9.11), the Note Principal of each Promissory Note shall be increased (or decreased) by 50 percent of the amount of such increase (or decrease), such adjustment of the Note Principal shall be effective as of the date of Closing (the "Net Worth Adjustment").

         1.2.2.2 Forensic Testing Revenues Adjustment. In the event gross
                 ------------------------------------
      revenues (determined in accordance with generally accepted accounting principles consistent with past practice) from Forensic Testing (as defined below) drug testing ("Testing Revenues") is greater than or less than $1,700,000 during the 12 months immediately following Closing ( the "Anniversary Period") based upon the Final Testing Revenue Accounting (as defined in Section 9.12), the Note Principal of each Promissory Note shall be adjusted as follows:

           (a) 50 percent of Testing Revenues in excess of $1,700,000 shall increase the remaining outstanding Note Principal of each Promissory Note, and LSAI shall make, issue and deliver to each of the respective NPLI Shareholders (or the holder or holders of the respective Promissory Notes) a replacement promissory note substantially identical to each of the respective Promissory Notes reflecting the increase in the Note Principal of each Promissory Note pursuant to this Section 1.2.2.2(a) and the terms of payment of the increased Note Principal over the remaining term of each of the respective Promissory Notes; or

           (b) 50 percent of the excess of $1,700,000 over Testing Revenues shall reduce and decrease the remaining outstanding Note Principal of each Promissory Note, and LSAI shall make, issue and deliver to each of the respective NPLI Shareholders (or the holder or holders of the respective Promissory Notes) a replacement promissory note substantially identical to each of the respective Promissory Notes reflecting the reduction and decrease in the Note Principal of each Promissory Note pursuant to this Section 1.2.2.2(b) and the terms of payment of the reduced and decreased Note Principal over the remaining term of each of respective the Promissory Notes. Provided, further, subject to Section 9.5, LSAI shall on the date of the adjustment of the Note Principal of each of the respective Promissory Notes pursuant to this Section 1.2.2.2(b), issue and deliver to each of the NPLI Shareholders (or holder or holders of the Promissory Note) such number of shares of fully paid and non-assessable Common Stock of LSAI ("Contingent Shares") that in the aggregate have an Agreed Value (as defined below) equal to the amount of the reduction and decrease in the Note Principal of each Promissory Note pursuant to this Section 1.2.2.2(b). The Contingent Shares shall be issued by LSAI pursuant to registration exemptions under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws. For purposes hereof, (i) "Agreed Value" shall mean the average Closing Price (as defined below) of LSAI's Common Stock during each of the last 30 Trading Days (as defined below) of the Anniversary Period, (ii) "Closing Price" shall mean a day that the closing bid and asked prices of LSAI's Common Stock are reported by NASDAQ for a trading day, and
         (iii) "Trading Day" shall mean a day that the closing bid and asked prices of LSAI's Common Stock are reported on NASDAQ.

     For purposes hereof, "Forensic Testing" shall mean NIDA and non-NIDA employee urine drug screens that have a chain of custody. For purposes of determining Testing Revenues, any and all gross revenues from clinical testing and analysis shall not be included.

     1.2.3 Assignment and Transfer of Real Property and Leases. At Closing and
           ---------------------------------------------------
   in partial payment of the Stock Purchase Price, NPLI shall execute and deliver to DJ Associates, a general partnership of which the NPLI Shareholders are the general partners, that certain Bill of Sale and Assignment of Leases, attached hereto as Exhibit B, that assigns, transfers and conveys unto DJ Associates all of NPLI's right, title and interest in and to (i) that certain office building and the real property on which the office building is located and affixed located at 9405 Park West Boulevard, Knoxville, Tennessee, as more specifically described therein and (ii) those certain leases as more specifically identified and described therein (the "Office Building and Leases"). The NPLI Shareholders and LSAI hereby agree that the market value of the Office Building and Leases is $75,000.

     1.2.4 Payment of Goodwill Purchase Price. The Goodwill Purchase Price shall
           ----------------------------------
   be payable by LSAI to Dekirmenjian in 24 monthly installments consisting of 23 installments of $5,833.33 payable on the first day of each month commencing on February 1, 1996, and a final monthly payment of $5,833.41 on January 1, 1998.

   1.3 Payment of Shareholder Loans. At Closing, LSAI shall pay in full, in
       ----------------------------
immediately available funds, those certain loans made by the NPLI Shareholders to NPLI in the aggregate principal amount of $275,000 (the "Shareholder Loans"), and upon receipt of such payment, the promissory notes evidencing the Shareholder Loans shall be marked and notated "Paid in Full" at Closing.

   1.4 Amendment to Lease of Laboratory Facility. At Closing, LSAI and
       -----------------------------------------
Dekirmenjian and Jobson in their capacities as general partners, and for and on behalf, of DJ Associates shall execute that certain First Amendment of Lease Agreement attached hereto as Exhibit C.

   1.5 Registration Rights Agreement. At Closing, LSAI and each of the NPLI
       -----------------------------
Shareholders shall execute that certain Registration Rights Agreement attached hereto as Exhibit D-1 or Exhibit D-2, as the case may be.

   1.6 Employment Severance. LSAI hereby agrees to loan NPLI, on such terms as
       --------------------
LSAI shall determine in its sole and absolute discretion, any and all amounts required for the payment and funding of all severance compensation payments to the employees of NPLI, other than each of the NPLI Shareholders in their respective capacities as employees of NPLI.

   1.7 Deliveries and Exchanges. LSAI and the NPLI Shareholders shall, pursuant
       ------------------------
to this Agreement, make the deliveries and payments as follows:

     1.7.1 LSAI Deliveries. LSAI shall make the following payments and
           ---------------
   deliveries:

         1.7.1.1 Cash Payments and Promissory Notes. At Closing, LSAI shall
                 ----------------------------------
     deliver to the NPLI Shareholders the payments, in immediately available funds, required pursuant to Section 1.2.1 and the Promissory Notes required pursuant to Section 1.2.2.

         1.7.1.2 Payment of Shareholder Loans. At Closing, LSAI shall pay
                 ----------------------------
     $275,000 representing the aggregate outstanding principal amount, in immediately available funds, of that (i) certain loan made by Dekirmenjian to NPLI (the "Dekirmenjian Loan") in the outstanding principal amount of $175,000, against delivery of the promissory note evidencing the Dekirmenjian Loan, marked and notated "Paid in

     Full" and (ii) certain loan made by Jobson to NPLI (the "Jobson Loan") in the outstanding principal amount of $100,000, against delivery of the promissory note evidencing the Jobson Loan, marked and notated "Paid in Full."

         1.7.1.3 First Amendment of Lease Agreement. At Closing, LSAI shall
                 ----------------------------------
     execute and deliver to Dekirmenjian and Jobson in their capacities as the general partners of DJ Associates that certain Lease Agreement attached hereto as Exhibit C .

         1.7.1.4 Registration Rights Agreements. At Closing, LSAI shall execute
                 ------------------------------
     and deliver that certain Registration Rights Agreement to each of the NPLI Shareholders attached hereto as Exhibit D-1 or Exhibit D-2, as the case may be.

         1.7.1.5 Contingent Shares. At such time that the Note Principal of each
                 -----------------
     of the Promissory Notes shall be reduced pursuant to Section 1.2.2.2(b), subject to Section 9.5, LSAI shall issue and delivery to the respective NPLI Shareholders (or holder or holders of the each of the Promissory Notes) the Contingent Shares.

         1.7.1.6 Replacement Promissory Notes. At such time that the Note
                 ----------------------------
     Principal of each of the Promissory Notes shall be adjusted pursuant to either or both of Sections 1.2.2.1 and 1.2.2.2, LSAI shall issue and deliver to the respective NPLI Shareholders (or the holder or holders of each of the Promissory Notes) a promissory note in replacement of the Promissory Note as required pursuant to Section 1.2.2.1 and Section 1.2.2.2 ("Replacement Note") in exchange for the Promissory Note.

         1.7.1.7 Release of First American National Bank Loan Guaranties. At
                 -------------------------------------------------------
     Closing, LSAI shall deliver the NPLI Shareholders written evidence reasonably satisfactory to the NPLI Shareholders of the release and cancellation of guaranties by the NPLI Shareholders and their respective spouses of NPLI's indebtedness to First American National Bank under that certain Loan Agreement made as of December 24, 1994, and as amended pursuant to that certain Amendment to Loan Agreement dated November 20, 1995.

     1.7.2 NPLI Shareholder Deliveries. At Closing (as defined in Section 1.10),
           ---------------------------
   NPLI Shareholders shall make the following deliveries:

         1.7.2.1 NPLI Stock. NPLI Shareholders shall deliver to LSAI all of the
                 ----------
     outstanding shares of the capital stock of NPLI (free and clear of any lien, charge, claim, pledge, security interest or other encumbrance of any type or kind whatsoever) against payment and delivery of the Stock Purchase Price of the NPLI Stock. The transfer of the shares of NPLI Stock shall be effected by the delivery to LSAI of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank and with all necessary transfer tax and other revenue stamps, acquired at the expense of NPLI Shareholders, affixed.

         1.7.2.2 Dekirmenjian and Jobson Promissory Notes. At Closing, (i)
                 ----------------------------------------
     Dekirmenjian shall delivery to LSAI the promissory note evidencing the Dekirmenjian Loan, marked and notated "Paid in Full," against payment of the outstanding principal amount thereof by LSAI pursuant to Section
     1.7.1.2 and (ii) Jobson shall delivery to LSAI the promissory note evidencing the Jobson Loan, marked and notated "Paid in Full," against payment of the outstanding principal amount thereof by LSAI pursuant to
     Section 1.7.1.2.

         1.7.2.3 Bill of Sale and Assignment of Leases Agreement. At Closing,
                 -----------------------------------------------
     the NPLI Shareholders shall execute and delivery to the NPLI that certain Bill of Sale and Assignment of Leases Agreement attached hereto as Exhibit B.

         1.7.2.4 First Amendment of Lease Agreement. At Closing, the NPLI
                 ----------------------------------
     Shareholders, in their capacities as general partners of DJ Associates, shall execute and deliver to LSAI that certain First Amendment of Lease Agreement attached hereto as Exhibit C.

         1.7.2.5 Registration Rights Agreements. At Closing, each of the NPLI
                 ------------------------------
     Shareholders shall execute and deliver the Registration Rights Agreement to LSAI attached hereto as Exhibit D-1 or Exhibit D-2, as the case may be.

     1.7.3 NPLI Deliveries.  At Closing (as defined in Section 1.10), the NPLI
           ---------------
   Shareholders shall make the following delivery:

         1.7.3.1 Bill of Sale and Assignment of Leases Agreement. At Closing,
                 -----------------------------------------------
     NPLI shall execute and delivery to Dekirmenjian and Jobson in their capacities as the general partners of DJ Associates that certain Bill of Sale and Assignment of Leases Agreement attached hereto as Exhibit B.

         1.7.3.2 Assignment of Life Insurance Policy. At Closing, NPLI shall
                 -----------------------------------
     assign and transfer the ownership of (i) those certain policies of insurance insuring the life of Jobson issued by First Colony Life Insurance Company (policy number 1832286) and U.S.A.A. Life Insurance Company (policy number 1128513-60-04) to Jobson and (ii) those certain policies of insurance insuring the life of Dekirmenjian issued by Old Republic Insurance Company (policy number 542904) and U.S.A.A. Life Insurance Company (policy number 1859426-60-01) to Dekirmenjian.


   1.10  The Closing and Closing Date.  Subject to the terms and conditions of
         ----------------------------
this Agreement, the transactions contemplated under this Agreement shall be closed (the "Closing") at the offices of Bass, Berry & Sims, Knoxville, Tennessee, on the Closing Date, or at such other place and time as the parties hereto shall agree. The date on which the transactions contemplated in this Agreement shall be closed (the "Closing Date") shall occur on January 2, 1996, or such other date as mutually agreed by LSAI and the NPLI Shareholders.


                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF NPLI SHAREHOLDERS

   NPLI and NPLI Shareholders represent and warrant unto LSAI as follows:

   2.1  Organization, Good Standing, Power, Etc.  NPLI is a corporation duly
        ----------------------------------------
organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power and is entitled to own or lease its properties and to carry on its business as, and in the places where, such properties are now owned or leased and such business is now conducted. NPLI is duly qualified to do business and is in good standing as a foreign corporation in the state of Florida which, to the actual acknowledge of the NPLI Shareholders, is the only other jurisdiction in which the ownership, operation or leasing of its properties or assets or the nature of its business requires such qualification as a foreign corporation or the failure to qualify to do business and obtain good standing as a foreign corporation in any other state would have any adverse material effect upon NPLI.

   2.2  Delivery of Corporate Charter and Bylaws.  NPLI Shareholders have
        ----------------------------------------
delivered to LSAI complete and correct copies of the Charter of NPLI and the Bylaws of NPLI as in effect on the date hereof.

   2.3  Capitalization.  The authorized capital stock of NPLI consists of (i)
        --------------
2,000 shares of common stock, no par value (the NPLI Common Stock"), of which 200 shares are issued and outstanding, fully paid and non-assessable (the"NPLI Stock"). NPLI Shareholders represents that (i) they own all of the issued and outstanding shares of the NPLI Stock and (ii) there are no outstanding subscriptions, options, warrants or other agreements or commitments obligating NPLI Shareholders to transfer, deliver, assign, pledge, encumber or reissued the NPLI Stock to any person, or any option, right or interest, beneficial or otherwise, in the NPLI Stock. NPLI has no treasury stock. As of the date of this Agreement and immediately prior to the Closing, there are no and will not be any (i) other authorized or outstanding equity securities of NPLI of any class, kind or character and (ii) outstanding subscriptions, options, warrants or other agreements or commitments obligating NPLI to issue any additional shares of its capital stock of any class, or any option or right with respect thereto, or any securities convertible into shares of stock of any class of NPLI. All shares of NPLI Stock that are outstanding at the date of this Agreement, and will be outstanding immediately prior to the Closing, are or will be duly and validly authorized and issued, fully paid and non-assessable, and are not or will not be subject to or issued in violation of any preemptive right of any shareholder.

   2.4  Equity Interest.  Except as set forth on Schedule 2.4, NPLI does not own
        ---------------
any stock or other equity or ownership interest (controlling or otherwise) in any corporation, association, partnership, tax partnership, joint venture or other entity.

   2.5  Ownership of NPLI Stock.  NPLI Shareholders represent that they are, and
        -----------------------
on the date of this Agreement and at Closing will be, the lawful owner of all of the issued and outstanding shares of the NPLI Stock, and such shares are and will be Closing, free and clear of all liens, claims, encumbrances and restrictions of every kind, and NPLI Shareholders have full legal right, power and authority to sell, assign and transfer the NPLI Stock; and the delivery of such shares pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all liens, encumbrances, claims, and restrictions of every kind. From the date of this Agreement through the Closing, (i) NPLI Shareholders shall not transfer, assign, encumber, pledge, or grant any person an interest in each outstanding share of the NPLI Stock, (ii) each outstanding share of the capital stock of NPLI shall remain unchanged and shall be an outstanding, fully paid and non-assessable share at the Closing, and
(iii) the certificate or certificates evidencing ownership of the NPLI Stock (representing all of the outstanding capital stock of NPLI) by NPLI Shareholders shall continue to evidence ownership of all of the issued and outstanding capital stock of NPLI.



   2.6  Authorization of Agreement.  NPLI has all requisite corporate power and
        --------------------------
authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by NPLI and consummation by NPLI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NPLI. This Agreement has been duly executed and delivered by NPLI and constitutes the legal, valid and binding obligation of NPLI, enforceable against NPLI in accordance with its terms, except as enforceability may be limited by (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law. NPLI Shareholders represents that they have approved this Agreement and the transactions contemplated hereby as evidenced by their execution of this Agreement. NPLI Shareholders represent that they have full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby.

   2.7  No Conflicting Agreements.  Neither the execution nor the delivery of
        -------------------------
this Agreement, nor the consummation of the transactions as contemplated in this Agreement in accordance with the terms of this

Agreement, will conflict with, or result in a breach of, any term of, or constitute a default under, (i) the Charter or Bylaws of NPLI, or (ii) to the actual acknowledge of the NPLI Shareholders, any material agreement or instrument to which NPLI is a party, or (iii) to the actual acknowledge of the NPLI Shareholders, any material judgment, decree, order, statute, rule or regulation to which NPLI is subject. Each of the NPLI Shareholders represents that, to the actual acknowledge of the NPLI Shareholders, neither the execution nor the delivery of this Agreement, nor the consummation of the transactions as contemplated in this Agreement in accordance with the terms of this Agreement, will conflict with, or result in a breach of, any term of, or constitute a default under (i) any material agreement or instrument to which either of the NPLI Shareholders is a party, (ii) any material judgment, decree, order, statute, rule or regulation to which either of the NPLI Shareholders is subject, or (iii) result in the creation of material lien, charge or encumbrance on the shares of the NPLI Stock held by either of the NPLI Shareholders. To the actual acknowledge of the NPLI Shareholders, NPLI is not and NPLI Shareholders are not in default or would be in default with lapse of time or notice or both, in respect to any such term.

   2.8  Financial Statements.  NPLI Shareholders have furnished to LSAI the
        --------------------
following financial statements (hereinafter collectively called the "NPLI Financial Statements"): (i) the balance sheet of NPLI as of June 30, 1995 ,together with statement of income and retained deficit, and statement of cash flows of NPLI for the fiscal year then ended and the notes thereto, all examined and reported upon, without qualification, by HG&A Associates, P.C., NPLI's independent public accountants; (ii) the unaudited balance sheet of NPLI as of September 30, 1995 (the "NPLI September Balance Sheet"), together with statements of operations and statements of cash flows for the three months then ended, in conformity with generally accepted accounting principles applied on a consistent basis as of the date thereof and throughout the period specified therein and (iii) the unaudited balance sheet of NPLI as of October 31, 1995 (the "1995 NPLI Balance Sheet"), together with statements of operations and statements of cash flows for the four months then ended, to the actual knowledge of the NPLI Shareholders in conformity with generally accepted accounting principles applied on a consistent basis as of the date thereof and throughout the period specified therein.

   2.9  Absence of Undisclosed Liabilities.  To the actual knowledge of the NPLI
        ----------------------------------
Shareholders, all obligations and liabilities, contingent or otherwise, of NPLI arising from events that occurred on or before the date of the 1995 NPLI Balance Sheet, whether or not required to be accrued or reserved, have been fully accrued or reserved in the 1994 NPLI Balance Sheet in accordance with and to the extent required by generally accepted accounting principles. NPLI has not incurred any such obligation or liability, contingent or otherwise, subsequent to the date of the 1995 NPLI Balance Sheet, except for obligations and liabilities incurred in the ordinary course of business. The reserves reflected in the 1995 NPLI Balance Sheet are adequate, appropriate and reasonable.

   2.10  Absence of Certain Events.  Except as set forth on Schedule 2.10, since
         -------------------------
September 30, 1995, and in the case of clause (iii) below, except for current transactions in the ordinary course of business consistent with past practices of NPLI, the NPLI Shareholders represent that NPLI has not (i) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities of NPLI, whether authorized and unissued or held in the treasury, or granted or agreed to grant any subscriptions, options, warrants, rights or other agreements or commitments obligating NPLI to issue additional shares of it capital stock or any securities convertible into or having the right to purchase shares of its capital stock; (ii) borrowed or agreed to borrow any funds or to the actual knowledge of the NPLI Shareholders incurred, or become subject to, any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent), other than current liabilities reflected in or shown on the NPLI September Balance Sheet, and current liabilities incurred since the date of the NPLI September Balance Sheet in the ordinary course of business; (iv) declared or made, or agreed to declare or make, any payment of dividends or distributions of any kind whatsoever to the NPLI Shareholders or purchased or redeemed any shares of its capital stock; (v) sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any material assets; (vi) canceled, or agreed to cancel, any material debts or claims; (vii) entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its material assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights; (viii) to the actual knowledge of the NPLI Shareholders, suffered any losses or waived any rights of value which in the aggregate are material; (ix) made or permitted any amendment or termination of any contract, agreement or license to which it is a party, if such amendment or termination is material to include, without limitation, any material amendment, or a termination of any material contract, lease, arrangement, license or other instrument including, without limitation, any bonus, deferred compensation, savings, insurance or other employee benefit plan, e.g. any qualified pension and/or profit sharing plans; (x) directly or indirectly paid to or made a commitment to pay an severance or termination payment to any officer or executive employee other than in the ordinary course of business; (xi) made any material change in its method of accounting; (xii) made any capital expenditures or entered into commitments therefor; (xiii) made any material investment or commitment therefor in any person, corporation, association, partnership, joint venture or other entity; (xiv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any of its present or former officers, or to any employee, or made any increase in any compensation, bonus, deferred compensation, savings, insurance or other employee benefit plan, payment or arrangement made to, for or with any such director, executive officer or employee; (xv) suffered any change in its executive officers or directors; (xvi) discharged or satisfied any lien or encumbrance or paid any obligation or liability (fixed or contingent), other than accruals and accounts payable reflected on the NPLI September Balance Sheet and accruals and accounts payable incurred since the date of the NPLI September Balance Sheet in the ordinary course of business; (xvii) amended its Charter or Bylaws; (xviii) made any capital expenditures or entered into any commitments therefor; (xix) to the actual knowledge of the NPLI Shareholders, experienced or suffered any material adverse change in its business, assets, condition, financial or otherwise (including, without limitation, changes in value of investments), or results of operation; (xx) entered into any employment agreements with its officers or employees; or (xxi) to the actual knowledge of the NPLI Shareholders made any material change in its business or operations, or entered into any other material transaction except in the ordinary course of business consistent with past practices of NPLI. Between the date hereof and the Closing, the NPLI Shareholders shall use commercially reasonable efforts to cause NPLI to not, without the prior written consent of LSAI, to do any of the things listed in this Section 2.10.

   2.11  Title to Properties; Absence of Liens and Encumbrances.  To the actual
         ------------------------------------------------------
knowledge of the NPLI Shareholders, NPLI has good and marketable title to the properties and assets reflected on the NPLI September Balance Sheet as being owned by NPLI, and all properties and assets thereafter acquired by it, except to the extent such properties and assets are or were thereafter disposed of for fair value in the ordinary course of business; all such properties and assets are free and clear of all liens, charges and encumbrances, except (i) those set forth or reflected in the NPLI September Balance Sheet, (ii) liens for taxes not yet due and payable or that are being contested in good faith, or (iii) defects in title and liens, charges and encumbrances, if any, that do not materially detract from the value, or materially interfere with the present or proposed use, of the property or assets subject thereof or affected thereby, or otherwise materially impair business operations of NPLI, taken as a whole. To the actual knowledge of the NPLI Shareholders, the operation of the properties and business of NPLI in the manner in which they are now operated do not violate any zoning ordinances or municipal regulations in such a way as could, if such ordinances or regulations were enforced, result in any material impairment of the uses of the respective properties for the purposes for which they are now operated. To the actual knowledge of the NPLI Shareholders, all real and personal property leased by NPLI is held by NPLI under valid, subsisting and enforceable leases.

   2.12  Tax Matters.  Except as set forth on Schedule 2.12, (i) NPLI has timely
         -----------
filed all federal, state, local and foreign tax returns required to be filed by it, (ii) all taxes, assessments, fees, and other governmental charges levied or assessed against the property or the business of NPLI have been paid in full, other than taxes or charges, the payment of which is not yet due or which, if due, is not yet delinquent or is being contested in good faith or has not been finally determined, and (iii) the amounts set up as accruals for taxes on the NPLI September Balance Sheet and 1995 NPLI Balance Sheet are sufficient in all material respects for the payment of all unpaid taxes and governmental charges of all kinds, applicable to the property or business of NPLI for the three months ended September 30, 1995, and for the four months ended October 31, 1995, respectively, and all periods prior thereto, (iv) no assessment, deficiency or adjustment has been asserted or proposed with respect to any tax return of or with respect to NPLI, except for any assessment against NPLI for which adequate provision in accordance with generally accepted accounting principles has been made as set forth on Schedule 2.12, and (v) there is not in force any extension of time with respect to the due date of any tax return or the assessment or payment of tax.

   2.13  Compliance with Laws.  To the actual knowledge of the NPLI
         --------------------
Shareholders, NPLI has complied with all laws, regulations, licensing requirements and orders applicable to its business the breach or violation of which could have a material adverse effect on said business and has filed with the proper authorities, all statements and reports required by the laws, regulations, licensing requirements and orders to which it or any of its employees (because of such employee's activities on behalf of NPLI) is subject, and, to the actual knowledge of the NPLI Shareholders, NPLI possesses all necessary licenses, franchises and permits to conduct its business in the manner in which and in the jurisdictions and places where such businesses are now conducted.

   2.14  Litigation.  Except as set forth on Schedule 2.14, to the actual
         ----------
knowledge of the NPLI Shareholders (i) there are no actions, suits, proceedings or investigations pending or, threatened, against or affecting NPLI or any property or rights of NPLI at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, (ii) there are no actions or proceedings at law or in equity pending, threatened against or affecting NPLI before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, that involve any claim not fully covered by insurance or provided for by adequate reserves established in the NPLI September Balance Sheet and the 1995 NPLI Balance Sheet, nor any basis for same, (iii) there is no action, suit or proceeding that will result in any material adverse change in the business, operations, properties or assets, or in the condition, financial or otherwise, of NPLI, and (iv) NPLI is not in default with respect to any order, writ, injunction, judgment or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign or of any arbitrator.

   2.15  Contracts.  Except as set forth on Schedule 2.15, to the actual
         ---------
knowledge of the NPLI Shareholders, NPLI is not a party to or is its property bound or affected by or receives benefits under any written or oral, express or implied, (i) contract for the employment of any officer or employee which is not terminable on 30 days (or less) notice without payment of any amount on account of such termination, (ii) bonus, deferred compensation, savings, stock option, retirement, pension, profit-sharing or severance pay agreement, plan or arrangement, (iii) agreement, contract or indenture relating to the borrowing of money by NPLI, (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and guaranties made in the ordinary course of business, (v) management, consulting or other similar contract or arrangement, (vi) collective bargaining agreement, (vii) agreement with any current or former officer, director or shareholder of NPLI, (viii) material licenses, whether as licensor or licensee, (ix) material contract or commitment for the purchase of materials or supplies or for the performance of services over a period of over 60 days, (x) contract, agreement or other commitment not made in the ordinary course of business, (xi) contingent liabilities, including letter of credit of all types, (xii) contract to purchase or sell securities of all types, (xiii) contract or commitment for capital expenditures in excess of $5,000, (xiv) contract or option to purchase or sell any real property or any material personal property, other than in the ordinary course of business, (xv) other contract, agreement or commitment which is material to the business, operations, properties or assets or to the condition, financial or otherwise, of NPLI, or (xvi) contract or other arrangement which is not in the ordinary course of business consistent with the past practice of NPLI, or in which a material interest is held by any person or entity which is an Affiliate of NPLI which is not substantially on the same terms (including without limitation, in the case of lending transactions, interest rates and collateral) as those prevailing at the time of comparable transactions with unrelated parties or which involves more than the normal risk of collectibility or which involves more than the normal risk of collectibility or which involves other unfavorable features. For purposes of this Agreement, "Affiliate" when used with respect to NPLI and the NPLI Shareholders shall refer to and mean any "affiliate" within the meaning of Rule 145 of the Securities and Exchange Commission (the "Commission") under the Securities Act, any officer or director of NPLI or of any "affiliate" of NPLI or any "associate" of any such officer or director as that term is defined in Rule 14a-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   Between the date hereof and the Closing, NPLI, without the prior written consent of LSAI, shall not allow or permit to enter into, amend, extend or renew any agreement, contract or plan specified above in this Section 2.15.

   2.16  Defaults.  Except as set forth on Schedule 2.16, to the actual
         --------
knowledge of the NPLI Shareholders, NPLI is not in default in any material respect under any of the contracts, leases, or other instruments, to which NPLI is a party or by which NPLI or its property may be bound or affected or under which NPLI or its property receives benefits, and with respect to such contracts, lease or other instruments, (i) there has not occurred any event which with the lapse of time or giving of notice or both would constitute such default to NPLI, (ii) such contracts, leases or other instruments are binding obligations of the respective parties thereto in accordance with their terms,
(iii) there are no defenses, offsets or counterclaims thereto which may be made by any party thereto other than NPLI, and (iv) NPLI has not waived any substantial rights thereunder.

   2.17  Employee Matters.  (a)  Employee Welfare Benefit Plans.  Except as set
         ----------------        ------------------------------
forth on Schedule 2.17, to the actual knowledge of the NPLI Shareholders (i) NPLI is not, and has not ever been, a party to or subject to any "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) to which NPLI contributes, is required to contribute or has contributed, (ii) NPLI is not and has never been a party to or subject to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) to which NPLI contributes, is required to contribute or has contributed. To the actual knowledge of the NPLI Shareholders, all employee welfare benefit plans and employee pension benefit plans of NPLI ("NPLI Employee Welfare Benefit Plans") and any related trust agreements and any other documents relating to the funding of NPLI Employee Welfare Benefit Plans (i) in all material respects comply and have complied in the past, with the provisions of ERISA, the Code, and any predecessor to the Code and any other applicable laws, rules and regulations, (ii) have been administered consistent with and in compliance in all material respect with applicable requirements of the Code, ERISA and any other applicable law, including without limitation compliance on a timely basis with all requirements for reporting and disclosure concerning each of the NPLI Employee Welfare Benefit Plans. To the actual knowledge of the NPLI Shareholders, neither NPLI nor any plan fiduciary of any NPLI Employee Welfare Benefit Plan has (i) engaged in any transaction or acted or failed to act in a manner which violates Section 404 or 406 of ERISA for which there exits neither a statutory nor regulatory exemption and which results in material liability, or
(ii) has acted or failed to act in any manner which violates Section 404 of ERISA and results in material liability.

   (b)  Other Employee Benefit Arrangements.  To the actual knowledge of the
        -----------------------------------
NPLI Shareholders, NPLI has delivered to LSAI true and correct copies of each NPLI Employee Welfare Benefit Plan and each and every other personnel policy, stock option plan, employment, bonus, incentive award, vacation pay, severance pay, consulting and employment agreement and any other employee or fringe benefit plan, agreement, arrangement, practice or understanding, whether formal or informal, which NPLI maintains or to or under which NPLI contributes or is required to contribute.

   (c)  Claims and Litigation.  To the actual knowledge of the NPLI
        ---------------------
Shareholders, (i) there are no threatened or pending claims, suits or other proceedings by any of NPLI's employees, former employees, plan participants, beneficiaries or spouses of any of the above involving any employee benefit plan or arrangement described in this Section 2.17 or any rights or benefits under any such employee benefit plan or arrangement other than ordinary and usual claims for benefits by participants or beneficiaries; (ii) neither NPLI nor any of its directors, officers, employees or any other "fiduciary" (as such term is defined in Section 3(21) of ERISA) has any liability for an act or for a failure to act in connection with either administration or investment of assets of such plans or the transactions contemplated by this Agreement; and (iii) there is no pending or threatened legal action or proceeding or investigation against or involving any employee benefit plan or arrangement described in this Section
2.17 and there is no basis for any such legal action, proceeding or investigation.

   (d)  Union Contracts.  NPLI is not or has never been a party to or subject to
        ---------------
any agreement with any union or collective bargaining unit. To the actual knowledge of the NPLI Shareholders, there is no pending union activity involving NPLI employees.



   2.18  Contractual Commitments.  To the actual knowledge of the NPLI
         -----------------------
Shareholders, Schedule 2.18 contains a list of all agreements, contracts, guarantees and commitments, together with all amendment thereto, to which NPLI is a party or by which any of its properties or assets are bound and which involve in each case aggregate future payments, potential or otherwise, in excess of $5,000 or are otherwise material. To the actual knowledge of the NPLI Shareholders, true and correct copies of all such written agreements, contracts, guarantees and commitments have been provided to LSAI. To the actual knowledge of the NPLI Shareholders, NPLI and the other parties to such agreements, contracts, guarantees and commitments have performed all obligations required to be performed by them to the date of this Agreement and are not in default thereunder in any material respect.

   2.19  Insurance.  Schedule 2.19 contains a list of all insurance coverage
         ---------
carried by NPLI. True and correct copies of all policies relating to insurance carried by NPLI have been delivered to LSAI. To the actual knowledge of the NPLI Shareholders, all such insurance policies are in full force and effect, all premiums due thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy. To the actual knowledge of the NPLI Shareholders, NPLI has complied with the provisions of all such policies.

   2.20  Finder's Fees.  Except as set forth on Schedule 2.20, no director,
         -------------
officer or employee of NPLI has incurred or will incur any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

   2.21  Ordinary Course of Business.  The term "ordinary course of business,"
         ---------------------------
as used in this Agreement shall be construed to mean the conduct of business consistent with good corporate practices and policies.

   2.22  Patents, Trademarks, Etc.  NPLI owns or holds licenses under such
         -------------------------
patents, trademarks, trade names and copyrights as it deems necessary for the conduct of its business as being conducted on the date of this Agreement as set forth on Schedule 2.22, and, to the actual knowledge of the NPLI Shareholders, the NPLI Shareholders and NPLI are not, as of the date of this Agreement, in receipt of any notice of infringement or notice of conflict with the asserted rights of others in such patents, trademarks, trade names and copyrights and are not otherwise aware of such infringement or conflict, or of any infringement by, or conflict on the part of, others of NPLI's patents, trademarks, trade names or copyrights.

   2.23  Full Disclosure.  To the actual knowledge of the NPLI Shareholders, (i)
         ---------------
all written information regarding NPLI previously delivered to LSAI, including all financial information and statements provided to LSAI, is true and correct,
(ii) all additional information regarding NPLI delivered to LSAI pursuant to this

Agreement is or will be true and correct, and (iii) other than the properties shown on the NPLI September Balance Sheet, NPLI Financial Statements and 1995 NPLI Balance Sheet, and previously disclosed to LSAI pursuant to this Agreement, there are no properties, tangible or intangible, which are used in and material to the normal day-to-day operations of NPLI as conducted by NPLI prior to the date of this Agreement.

   2.24  Investment Intent.  NPLI Shareholders represents to LSAI and its
         -----------------
officers and directors that the LSAI Common Stock that may be issued to NPLI Shareholders pursuant to Sections 1.2.2.2(b), if applicable, at the time of issuance, will be acquired by the NPLI Shareholders (or the holder or holders of the Promissory Note) for investment purposes only without the intent to resell such stock and will not be transferred except pursuant to registration under the Securities Act and the applicable state securities acts unless pursuant to exemption from registration under such acts. The NPLI Shareholders hereby acknowledges that the LSAI Common Stock that may be issued to NPLI Shareholders pursuant to Section 1.2.2.2(b), if applicable, will be issued pursuant to exception from registration under the Securities Act and the applicable state securities acts and the certificates evidencing the LSAI Common Stock will bear appropriate restrictive transfer legends as required pursuant to the Securities Act and the applicable state securities acts.

   2.25  Accuracy of Representations, Covenants and Warranties.  No
         -----------------------------------------------------
representation, covenant or warranty by the NPLI Shareholders in this Agreement and, to the actual acknowledge of the NPLI Shareholders, no written information, agreements or documents furnished to LSAI by the NPLI Shareholders in connection with the transactions contemplated in this Agreement, contain or will contain any untrue statement of a material fact or omits or will omit to contain a material fact necessary in order to make the statements or information contained herein or therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF LSAI

   LSAI hereby represents and warrants to the NPLI Shareholders as follows:

   3.1  Organization, Good Standing, Power, Etc.  LSAI is a corporation duly
        ----------------------------------------
organized, validly existing and in good standing under the laws of the State of Oklahoma and has the corporate power and is entitled to own or lease its properties and to carry on its business as, and in the places where, such properties are now owned or leased and such business is now conducted. To the actual knowledge of LSAI, the State of Oklahoma is the only jurisdiction in which the property owned or leased or the business conducted by LSAI would make any such qualifications necessary.

   3.2  Equity Interest.  Other than Laboratory Specialists, Inc, a Louisiana
        ---------------
corporation and wholly owned subsidiary of LSAI ("LSI"), LSAI does not have any stock or other equity or ownership interest (controlling or otherwise) in any corporation, association, partnership, tax partnership, joint venture or other entity. No equity or voting securities of LSI are or may become required to be issued by reason of any warrants, rights, options, calls, commitments, convertible securities or other agreements. All of the equity and voting securities of LSI are owned by LSAI free and clear of any claim, lien, encumbrance or agreement with respect thereto.

   3.3  LSI Organization, Good Standing, Power, Etc.  LSI is a corporation duly
        --------------------------------------------
organized, validly existing and in good standing under the laws of the State of Louisiana and has the corporate power and is entitled to own or lease its properties and to carry on its business as, and in the places where, such properties are now owned or leased and such business is now conducted. To the actual knowledge of LSAI, the State of Louisiana is the only jurisdiction in which the property owned or leased or the business conducted by LSI would make any such qualifications necessary.

   3.4  Delivery of Certificate of Incorporation and Bylaws.  LSAI has delivered
        ---------------------------------------------------
to the NPLI Shareholders complete and correct copies of Certificate of Incorporation and Bylaws of LSAI and the Articles of Incorporation and Bylaws of Subsidiary and LSI as in effect on the date hereof.

   3.5  Capitalization.  The total number of shares of capital stock which LSAI
        --------------
is authorized to issue is 30,000,000 shares, consisting of (i) 20,000,000 shares of Common Stock, $.001 par value, of which 3,298,405 shares are issued and outstanding, and (ii) 10,000,000 shares of Preferred Stock, $.001 par value, none are issued and outstanding. In addition, warrants, convertible securities for the purchase of LSAI Common Stock and agreements for the issuance of LSAI Common Stock are outstanding and, if applicable, unexercised as follows: (i) 1994 Warrants exercisable for the purchase of 1,320,000 shares of LSAI Common Stock, at a current exercise price of $3.50 per share (subject to adjustment), expiring on September 27, 1999, (ii) warrants for the purchase of 66,000 units at an exercise price of $7.32 per unit, expiring October 11, 1999, each unit is comprised of two shares of LSAI Common Stock (132,000 shares of LSAI Common Stock, in the aggregate) and one 1994 Warrant exercisable for the purchase of two shares of LSAI Common Stock (132,000 shares of LSAI Common Stock, in the aggregate) at an exercise price of $3.50 per share, expiring September 27, 1999,
(iii) stock options for the purchase of 65,000 shares of LSAI Common Stock at
3.00 per share, expiring July 20, 2005, (iv) stock options for the purchase of 10,000 shares of LSAI Common Stock at $3.00 per share, expiring March 27, 1998, and (v) 15,000 shares of LSAI Common Stock to be issued to SGA Goldstar, Inc. and a stock options to be granted to SGA Goldstar, Inc. for the purchase of 15,000 shares of LSAI Common Stock at $3.00 per share, the period of exercise to be determined. LSAI has 1,689,000 shares of LSAI Common Stock reserved for issuance upon exercise of warrants, stock options and other commitments. In addition, LSAI has 175,000 shares of LSAI Common Stock reserved for grant of additional options pursuant to Laboratory Specialists of America, Inc. 1994 Stock Option Plan (the "LSAI Stock Option Plan"). LSAI has no treasury stock and has not granted any options under the LSAI Stock Option Plan. The anti-dilution and other adjustment provisions contained in the warrants and stock options will not be triggered by consummation of the transactions contemplated in this Agreement. Furthermore, pursuant to that certain Asset Purchase Agreement with National Drug Assessment Corporation, dated November 30, 1994, LSAI is obligated to issue and deliver a currently indeterminable number of shares of LSAI Common Stock. All shares of LSAI Common Stock that are outstanding as of the date of this Agreement, or will be outstanding immediately prior to Closing, are or will be duly authorized, validly issued, fully paid and non-assessable, and are not or will not be subject to or issued in violation of any preemptive rights. Except as set forth above, as of the date of this Agreement and immediately prior to the Closing, there are no or will not be any
(i) other authorized or outstanding equity securities of LSAI of any class, kind or character, and (ii) other outstanding subscriptions, options, warrants or other agreements or commitments obligating LSAI to issue any additional shares of its capital stock of any class, or any option or right with respect thereto, or any securities convertible into shares of any class.

   3.6  Authorization of Agreement.  The Board of Directors of LSAI has duly
        --------------------------
approved this Agreement and the transactions contemplated hereby, including, without limitation, the issuance of the Promissory Notes and the Contingent Shares, and has authorized the execution and delivery of this Agreement by LSAI. LSAI has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereunder, including, without limitation, the issuance of the Promissory Notes and the Contingent Shares.

   3.7  No Conflicting Agreements.  Neither the execution nor the delivery of
        -------------------------
this Agreement, nor the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, will conflict with, or result in a breach of, any term of, or constitute a default under, (i) the Certificate of Incorporation or Bylaws of LSAI or (ii) to the actual acknowledge of LSAI, any material agreement or instrument to which LSAI is a party, or (iii) to the actual acknowledge of LSAI, any material judgment, decree, order, statute, rule or regulation to which LSAI is subject, or result in the creation of material lien, charge or encumbrance on any of the properties of LSAI. LSAI, to its actual knowledge, is not in default or would be in default with lapse of time or notice or both, in respect to any such term.

   3.8  Financial Statements.  LSAI has furnished to the NPLI Shareholders the
        --------------------
following financial statements (hereinafter collectively called the "LSAI Financial Statements"): (i) the balance sheet as of December 31, 1994, and the related statements of stockholders' equity, income, and cash flows for the fiscal year ended December 31, 1994 and the notes thereto, all examined and reported upon, without qualification, by Arthur Andersen LLP, LSAI's independent public accountants, and (ii) the unaudited balance sheet of LSAI as of September 30, 1995 (the "LSAI Balance Sheet"), and related statements of income and cash flows for the three months and nine months ended September 30, 1995.

   3.9  Securities and Exchange Commission Reports.  LSAI has filed in a timely
        ------------------------------------------
manner (except the late filing of Form 8-K/A in March 1995 with respect to an acquisition that occurred on December 1, 1994) any and all reports required to be filed pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since September 27, 1994. At the respective times of filing thereof, none of such reports contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstance under which they were made, not misleading. Each audited and unaudited financial statement (and the notes relating thereto) contained in such reports was prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein) and fairly presents the financial condition of LSAI as of the date thereof and the related results of operations, stockholders' equity, and cash flows and changes in financial position, as applicable, of LSAI for and during the period covered thereby.
Each unaudited financial statement (and the notes relating thereto) contained in such reports was prepared on the same basis as the audited financial statements and included all necessary adjustments, consisting only of normal recurring accruals, and fairly presents the financial condition of LSAI as of the date thereof and the related results of operations, stockholders' equity, and cash flows or changes in financial position, as applicable, of LSAI for and during the period covered thereby. LSAI has delivered to the NPLI Shareholders true and correct copies of LSAI's annual report on Form 10-KSB for the fiscal year ended December 31, 1994 and LSAI's quarterly reports on Form 10-QSB for each of the calendar quarters ended September 30, 1994, March 31, June 30 and September 30, 1995. LSAI did not hold any annual or special meeting of its shareholders during 1994 or 1995.

   3.10 Absence of Undisclosed Liabilities.  To the actual acknowledge of LSAI,
        ----------------------------------
all obligations and liabilities, contingent or otherwise, of LSAI arising from events that occurred on or before the date of the LSAI Balance Sheet, whether or not required to be accrued or reserved, have been fully accrued or reserved in the LSAI Balance Sheet in accordance with and to the extent required by generally accepted accounting principles. LSAI has not incurred any such obligation or liability, contingent or otherwise, subsequent to the date of the LSAI Balance Sheet, except for obligations and liabilities incurred in the
ordinary course of business.   The reserves reflected in the LSAI Balance Sheet
are adequate, appropriate and reasonable.

   3.11 Compliance with Laws.  To the actual knowledge of LSAI, LSAI and LSI
        --------------------
have complied with all laws, regulations, licensing requirements and orders applicable to their respective businesses the breach or violation of which could have a material adverse effect on said businesses and have filed with the proper authorities, all statements and reports required by the laws, regulations, licensing requirements and orders to which each of them or any of their employees (because of such employee's activities on behalf of LSAI or LSI) is subject, and, to the actual acknowledge of LSAI, each of LSAI and LSI possesses all necessary licenses, franchises and permits to conduct its business in the manner in which and in the jurisdictions and places where such businesses are now conducted.

   3.12 Finder's Fees.  No director, officer or employee of LSAI has incurred
        -------------
or will incur any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

   3.13 Full Disclosure.  To the actual acknowledge of LSAI, (i) all written
        ---------------
information regarding LSAI and LSI previously delivered to the NPLI Shareholders by LSAI, including all financial information and statements provided to the NPLI Shareholders, is true and correct, (ii) all additional information regarding LSAI and LSI delivered to the NPLI Shareholders pursuant to this Agreement is or will be true and correct, and (iii) other than the properties shown on the LSAI Balance Sheet, and previously disclosed to the NPLI Shareholders pursuant to this Agreement, there are no properties, tangible or intangible, which are used in and material to the normal day-to-day operations of LSAI or LSI as conducted by LSAI or LSI prior to the date of this Agreement.

   3.14 Accuracy of Representations, Covenants and Warranties.  No
        -----------------------------------------------------
representation, covenant or warranty by LSAI in this Agreement and, to the actual acknowledge of LSAI, no written information, agreements or documents furnished to the NPLI Shareholders by LSAI in connection with the transactions contemplated in this Agreement, contain or will contain any untrue statement of a material fact or omits or will omit to contain a material fact necessary in order to make the statements or information contained herein or therein, in light of the circumstances under which they were made, not misleading.

   3.15 Promissory Notes and LSAI Common Stock Deliveries.  Each of the
        -------------------------------------------------
Promissory Notes to be delivered to the respective NPLI Shareholders pursuant to Sections 1.2.2 and 1.7.1.1, and, if applicable, each of the Replacement Notes to be delivered to the respective NPLI Shareholders (or the holder or holders of each of the Promissory Notes) pursuant to Section 1.7.1.6, when delivered as provided herein, will be legally and validly issued, will constitute a binding obligation of LSAI, will (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally) be enforceable in accordance with its terms, and the respective NPLI Shareholders (or the holder or holders thereof) will be entitled to the benefits provided by the respective Promissory Notes, or if applicable, the respective Replacement Notes. If applicable, the shares of LSAI Common Stock to be delivered to the NPLI Shareholders (or the holder or holders of each of the respective Promissory Notes or, if applicable, the respective Replacement Notes) pursuant to Sections 1.2.2.2(b) and 1.7.1.5, when delivered as provided herein, will be validly issued and outstanding, fully paid and non-assessable.


                                   ARTICLE IV

                       COVENANTS OF THE NPLI SHAREHOLDERS

   The NPLI Shareholders covenant and agree with LSAI that, at all times between the date hereof and the Closing, the NPLI Shareholders will cause NPLI to comply with all covenants and provisions of this Article IV, except to the extent LSAI may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement.

   4.1  Approvals.  The NPLI Shareholders will (i) take all commercially
        ---------
reasonable steps and use all commercially reasonable efforts necessary or desirable to recommend the granting of and to obtain, as promptly as practicable, all approvals, authorizations and clearances of governmental authorities and of third parties, required of them to consummate the transactions contemplated by this Agreement, (ii) provide such other information and communications to such governmental authorities as LSAI or such authorities may reasonably request, and (iii) cooperate with LSAI in obtaining, as promptly as practicable, all approvals, authorizations and clearances of governmental authorities required of NPLI or the NPLI Shareholders, or LSAI to consummate the transactions contemplated in this Agreement.

   4.2  No Negotiations.  Except as contemplated in this Agreement, NPLI and the
        ---------------
NPLI Shareholders will not take (or permit any other person acting for or on behalf of NPLI and the NPLI Shareholders to take), directly or indirectly, any action to (i) seek or encourage any offer or proposal from any person to acquire any shares of capital stock or any other securities of NPLI or any interest therein, (ii) merge, consolidate or combine, or permit any other person to merge, consolidate or combine, with NPLI, (iii) liquidate, dissolve or reorganize NPLI, (iv) acquire or transfer any assets or properties of NPLI or any interests therein, other than in the ordinary course of business or in accordance with the terms of this Agreement; or (v) reach any agreement or understanding (regardless of whether such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise to attempt to consummate, any such acquisition, transfer, merger, consolidation, combination, liquidation, dissolution or reorganization.

   4.3  Due Diligence Investigation by LSAI.  NPLI and the NPLI Shareholders
        -----------------------------------
shall cause NPLI to afford to the officers and authorized representatives of LSAI reasonable access to the offices, properties, books and records of NPLI and will furnish LSAI with such additional financial and operating data and other information as to the business and properties of NPLI as may be reasonable necessary for LSAI thoroughly to evaluate, prior to the Closing, the business assets, operations and financial condition of NPLI, including, without limitation, tax returns filed and those in preparation of NPLI. If, for any reason, the transactions contemplated by this Agreement are not consummated, LSAI will cause all confidential information obtained by it from the NPLI Shareholders related to NPLI to be treated as such and will not use such information in a manner detrimental to NPLI and the NPLI Shareholders. LSAI hereby agrees to indemnify and hold NPLI and the NPLI Shareholders harmless from all claims, losses or damages arising out of LSAI's exercise of such access rights. The NPLI Shareholders shall cause NPLI to provide to LSAI timely notice of and access to minutes of all meetings (and all actions by written consent in lieu thereof) of the Board of Directors and shareholders of NPLI.

   4.4  Conduct of Business.  The NPLI Shareholders shall cause NPLI to conduct
        -------------------
its business only in the ordinary course and consistent with past practice and shall use its commercially reasonable efforts to preserve intact the present business organization, keep available the services of its present officers and employees, maintain its properties and business and to preserve the goodwill of employees, customers and others having business dealings with NPLI. Without the prior written consent of LSAI, the NPLI Shareholders shall cause NPLI to not engage in any activity or enter into any transaction that would cause any of the representations or warranties set forth in this Agreement to be inaccurate if made as of a date subsequent to such activity or transaction. Without limiting the generality of the foregoing, the NPLI Shareholders shall cause the following:

    (a)  Books and Records.  NPLI will maintain its books and records in the
         -----------------
usual manner and consistent with past practice and custom and will not make a material change in any operational or financial reporting or accounting practice or policy of NPLI or in any assumption underlying such a practice or policy.

    (b)  Reports and Returns.  NPLI will (i) prepare properly and file duly and
         -------------------
timely all reports and all tax returns required to be filed with governmental authorities with respect to its business, operations or affairs, and (ii) pay duly and fully all taxes indicated by such tax returns or otherwise levied or assessed upon it or any of its assets and properties, and withhold or collect and pay to the proper taxing authorities or reserve for such payment all taxes that it is required to so withhold or collect and pay, unless such taxes are being contested in good faith.

    (c)  Capital Expenditures.  NPLI will not make any capital expenditures in
         --------------------
excess of $5,000, individually, or $10,000, in the aggregate.

   4.5  No Dividends or Distributions.  The NPLI Shareholders shall not permit
        -----------------------------
or cause NPLI to (i) make any distributions of property or assets, including cash or cash equivalents, to its shareholders, other than as contemplated in this Agreement or (ii) declare, set aside or pay any dividend or other distribution in respect of

NPLI's capital stock or other equity securities, or redeem, purchase or otherwise acquire any shares of NPLI's capital stock or other equity securities, or any interest in or right to acquire any such shares or other equity securities.

   4.6  No Disposal of Property.  Except as contemplated in this Agreement, the
        -----------------------
NPLI Shareholders shall not permit or cause NPLI to (i) dispose of or assign any of its assets or properties or permit any of NPLI's assets or properties to be subjected to any liens, except to the extent any such disposition or lien is made or incurred in the ordinary course of business consistent with past practice, or (ii) sell any part of its operations or business to any third party.

   4.7  No Acquisitions.  Except as contemplated in this Agreement, the NPLI
        ---------------
Shareholders shall not permit or cause NPLI to (i) merge, consolidate or otherwise combine or agree to merge, consolidate or otherwise combine with any other person, (ii) acquire all or substantially all or a material portion of the assets, capital stock or other equity securities of any other person, or any business division of any other person, or (iii) otherwise acquire control or ownership of any other person.

   4.8  Contracts.  The NPLI Shareholders shall not permit or cause NPLI to
        ---------
enter into any contract involving consideration in excess of $5,000, individually, or $10,000, in the aggregate, except contracts entered into in the ordinary course of business consistent with past practice.

   4.9  Employee Matters.  (a)  No Changes to Compensation.  The NPLI
        ----------------        --------------------------
Shareholders shall not permit or cause NPLI to amend or terminate, partially or completely, any NPLI Employee Welfare Benefit Plan, or increase or agree to increase the rate of compensation or any other benefits or amounts payable or to become payable by NPLI to any of its officers, directors or employees.

    (b)  Claims and Litigation.  The NPLI Shareholders shall notify LSAI in
         ---------------------
writing of receipt of any notice of investigation or administrative proceeding by the IRS, Department of Labor, or other governmental agency, involving any NPLI employee benefit plan or arrangement or of any action or claim by any person under any NPLI employee benefit plan or arrangement, other than ordinary and usual claims for benefits by participants or beneficiaries.

   4.10  Notice and Cure.  The NPLI Shareholders will notify LSAI promptly in
         ---------------
writing of, and contemporaneously will provide LSAI true, complete and correct copies of, any and all information or documents relating to, and will use all reasonable efforts to cure prior to the Closing, any event, transaction or circumstance occurring after the date of this Agreement that results in or will result in any covenant or agreement of the NPLI Shareholders being breached under this Agreement, or that renders or will render untrue any representation or warranty of the NPLI Shareholders contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The NPLI Shareholders also will use all commercially reasonable efforts to cure, at the earliest practicable date and before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by the NPLI Shareholders in this Agreement.

   4.11  Execution and Delivery of Related Agreements.  (i) Each of the NPLI
         --------------------------------------------
Shareholders shall execute and, at Closing, deliver to LSAI the Registration Rights Agreement attached hereto as Exhibit D-1 or Exhibit D-2 (as the case may be), the promissory notes evidencing the Dekirmenjian Loan and the Jobson Loan, marked "Paid in Full," and (ii) the NPLI Shareholders shall execute and delivery to NPLI and the NPLI Shareholders shall cause NPLI to execute and delivery, at Closing, the Bill of Sale and Assignment of Leases Agreement attached hereto as Exhibit B, and the First Amendment of Lease Agreement attached hereto as Exhibit C.

   4.12  Agreements and Covenants.  NPLI will not make any commitment, either in
         ------------------------
writing or orally, which would violate any of the provisions set forth in this
Article IV.

   4.13  Finder's Fees.  The NPLI Shareholders shall be responsible for payment
         -------------
of any and all claims or demands for any commission, fee or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of NPLI and/or the NPLI Shareholders with respect to the transactions contemplated in this Agreement, or any other possible transaction involving the sale, transfer, assignment, conveyance or other disposition of the capital stock and/or assets of NPLI, or any merger, consolidation or any other acquisition transaction.

   4.14  No Amendments. The NPLI Shareholders shall not permit or cause NPLI to
         -------------
amend or propose to amend NPLI's Charter or Bylaws or take any action with respect to any such amendment.

   4.15  No Issuance or Disposition of Securities.  The NPLI Shareholders shall
         ----------------------------------------
not permit or cause NPLI to (i) authorize or issue any shares of its capital stock or other equity securities or enter into any contract granting any option, warrant or right calling for the authorization or issuance of any such shares or other equity securities, (ii) create or issue any securities directly or indirectly convertible into or exchangeable for any such shares or other equity securities, or (iii) create or issue any options, warrants or rights to purchase any such convertible securities. The NPLI Shareholders will not pledge, assign, transfer or otherwise dispose of or encumber any shares of or any options, warrants or rights to purchase the NPLI Stock. The NPLI Shareholders shall not permit or cause NPLI to split, combine, or reclassify any capital stock or other equity securities of NPLI. The NPLI Shareholders shall not permit or cause NPLI to (x) authorize or issue any equity securities or enter into any contract granting any option, warrant or right calling for the authorization or issuance of any such equity securities, (y) create or issue any securities directly or indirectly convertible into or exchangeable for any such equity securities, or
(z) create or issue any options, warrants or rights to purchase any such convertible securities.

   4.16  Securities and Exchange Commission Matters.  The NPLI Shareholders will
         ------------------------------------------
furnish LSAI as soon as practicable all information (that is readily available to NPLI as of the date of this Agreement and that may become available to NPLI without additional cost and expense in excess, in the aggregate, of $500) concerning NPLI as may be required for inclusion in any report required to be prepared and filed by LSAI with the U.S. Securities and Exchange Commission under and pursuant to the Exchange Act or the Securities Act, or otherwise, or any other governmental or regulatory body in connection with the transactions contemplated by this Agreement. The NPLI Shareholders represent and warrant that all information so furnished for such reports and filings shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   4.17  Public Announcements.  Without prior consultation with LSAI, the NPLI
         --------------------
Shareholders shall not, and the NPLI Shareholders shall not permit NPLI to, make any announcement to the public or any statement to its employees generally concerning the transactions contemplated in this Agreement.

   4.18  Shareholders Approval.  Each of the NPLI Shareholders hereby
         ---------------------
specifically covenants and agrees that he has read and has been fully advised by legal counsel as to the meaning and effect of this Agreement and the transactions to be effected by this Agreement, and that he hereby approves this Agreement and the transactions contemplated in this Agreement. By execution of this Agreement, (i) the NPLI Shareholders hereby votes all of the issued and outstanding shares of the NPLI Common Stock in favor of approval of this Agreement and the transactions contemplated in this Agreement and (ii) each of the NPLI Shareholders hereby consents in accordance with Section 48-17-104 of the Tennessee Business Corporation Act to all corporate action required to consummate the transactions contemplated in this Agreement without the necessity for a meeting of the shareholders of NPLI, to the extent and in the event shareholder approval shall be required for approval of this Agreement and the transactions contemplated in and to be effect by this Agreement.

                                   ARTICLE V

                               COVENANTS OF LSAI

   LSAI covenants and agrees with the NPLI Shareholders that, at all times between the date hereof and the Closing, LSAI will comply and LSAI will cause LSI to comply with all covenants and provisions of this Article V, except to the extent the NPLI Shareholders may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement.

   5.1  Approvals.  LSAI will (i) take all reasonable steps and use all
        ---------
reasonable efforts necessary or desirable to recommend the granting of and to obtain, as promptly as practicable, all approvals, authorizations and clearances of governmental authorities and of third parties, required of them to consummate the transactions contemplated by this Agreement, (ii) provide such other information and communications to such governmental authorities as LSAI or such authorities may reasonably request, and (iii) cooperate with the NPLI Shareholders in obtaining, as promptly as practicable, all approvals, authorizations and clearances of governmental authorities required of NPLI, the NPLI Shareholders, and/or LSAI to consummate the transactions contemplated in this Agreement.

   5.2  No Negotiations.  Except as contemplated in this Agreement, LSAI will
        ---------------
not take (or permit any other person acting for or on behalf of LSAI to take), directly or indirectly, any action to (i) seek or encourage any offer or proposal from any person to acquire any shares of capital stock or any other securities of LSAI or LSI or any interest therein, (ii) merge, consolidate or combine, or permit any other person to merge, consolidate or combine, with LSAI or LSI, or (iii) liquidate, dissolve or reorganize LSAI or LSI.

   5.3  Due Diligence Investigation by the NPLI Shareholders.  LSAI shall cause
        ----------------------------------------------------
LSAI and LSI to afford to the officers and authorized representatives of the NPLI Shareholders reasonable access to the offices, properties, books and records of LSAI and LSI and will furnish the NPLI Shareholders with such additional financial and operating data and other information as to the business and properties of LSAI and LSI as may be reasonable necessary for the NPLI Shareholders thoroughly to evaluate, prior to the Closing, the business assets, operations and financial conditions of LSAI and LSI, including, without limitation, tax returns filed and those in preparation of LSAI and LSI. If, for any reason, the transactions contemplated by this Agreement are not consummated, the NPLI Shareholders will cause all confidential information obtained by them from LSAI related to LSAI and LSI to be treated as such and will not use such information in a manner detrimental to LSAI and LSI. The NPLI Shareholders hereby agree to indemnify and hold LSAI and LSI harmless from all claims, losses or damages arising out of the NPLI Shareholders' exercise of such access rights. LSAI will also provide to the NPLI Shareholders timely notice of and access to minutes of all meetings (and all actions by written consent in lieu thereof) of the Boards of Directors and shareholders of LSAI and LSI.

   5.4  Notice and Cure.  LSAI will notify the NPLI Shareholders promptly in
        ---------------
writing of, and contemporaneously will provide the NPLI Shareholders with true, complete and correct copies of, any and all information or documents relating to, and will use all reasonable efforts to cure prior to the Closing, any event, transaction or circumstance occurring after the date of this Agreement that results in or will result in any covenant or agreement of LSAI being breached under this Agreement, or that renders or will render untrue any representation or warranty of LSAI contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. LSAI also will use all commercially reasonable efforts to cure, at the earliest practicable date and before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by LSAI in this Agreement.

   5.5  Execution and Delivery of Related  Agreements.  LSAI shall execute and,
        ---------------------------------------------
at Closing, deliver to each of the NPLI Shareholders the Registration Rights Agreement attached hereto as Exhibit D-1 or Exhibit D-2, as the case may be.

   5.6  Agreements and Covenants.  LSAI and LSI will not make any commitment,
        ------------------------
either in writing or orally, which would violate any of the provisions set forth in this Article V.

   5.7  Finder's Fees.  LSAI shall be responsible for any claim or demand for
        -------------
any commission, fee or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of LSAI and/or LSI.

   5.8  No Amendment.  LSAI will not  amend or propose to amend its Certificate
        ------------
of Incorporation or Bylaws or take any action with respect to any such amendment.

   5.9  Public Announcements.  LSAI, without prior consultation with the NPLI
        --------------------
Shareholders, shall not make any announcement to the public or any statement to its employees generally concerning the transactions contemplated in this Agreement.

   5.10 Securities Information.  LSAI has furnished to the NPLI Shareholders
        ----------------------
copies of LSAI's annual report on Form 10-KSB for the fiscal year ended December 31, 1994, and quarterly reports on Form 10-QSB for the calendar quarters ended March 31, June 30, and September 30, 1995, and will furnish any amendments thereto and any exhibit filed or required to have been filed with the Securities and Exchange Commission (the "Commission") in connection with each such annual or quarterly report or amendment thereof, upon the written request of the NPLI Shareholders. The issuance of the LSAI Common Stock to the NPLI Shareholders pursuant to Section 1.2.2.2(b) of this Agreement, if applicable, is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder by the Commission, and LSAI will so report the sale to the Commission and to various state securities or blue sky commissioners, if and to the extent required. LSAI shall make available to the NPLI Shareholders or their agents and representatives all documents and information reasonably relating to an investment in the shares of LSAI Common Stock requested by or on behalf of the NPLI Shareholders. LSAI shall make available to the NPLI Shareholders the opportunity to ask questions and receive answers concerning the terms and conditions of the sale and to obtain any additional information from LSAI reasonably relating to an investment in shares of LSAI Common Stock.


                                   ARTICLE VI

                    CONDITIONS TO OBLIGATIONS OF ALL PARTIES

   The obligations of the NPLI Shareholders, NPLI and LSAI to effect the transactions contemplated in this Agreement are, at their respective elections, subject to the satisfaction or waiver of the following conditions:

   6.1  Consents and Approvals.  Prior to Closing, all necessary orders,
        ----------------------
consents and approvals shall have been entered by each regulatory authority having jurisdiction in the premises and all applicable statutory waiting periods shall have expired, and the consent of any other party necessary to approve the transactions contemplated in this Agreement or to the continued holding by NPLI, the NPLI Shareholders, and LSAI of all rights in, to and under any contract, agreement, license, permit, franchise, lease or other instrument and any property or assets, tangible or intangible, reasonably deemed by NPLI or the NPLI Shareholders to be material to NPLI or the NPLI Shareholders, taken as a whole, or to LSAI, taken as a whole, as the case may be, shall have been obtained.

   6.2  Certain Actions.  There shall not have been instituted and be continuing
        ---------------
or threatened against the NPLI Shareholders or NPLI, LSAI or any of their respective directors or officers, any action, suit or proceeding by or before any governmental authority that would restrain, prohibit or invalidate, or result in the payment of substantial damages in respect of, any of the other transactions contemplated in this Agreement.


                                  ARTICLE VII

           FURTHER CONDITIONS TO OBLIGATIONS OF THE NPLI SHAREHOLDERS

   Notwithstanding any other provision of this Agreement, the obligations of the NPLI Shareholders to consummate the transactions contemplated in this Agreement shall be subject to the fulfillment prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by the NPLI
Shareholders:

   7.1  Accuracy of Representations and Warranties.  The representations and
        ------------------------------------------
warranties of LSAI set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, with the same effect as though such representations and warranties had been made at and as of the Closing.

   7.2  Performance of Covenants, Agreements and Conditions.  LSAI shall have
        ---------------------------------------------------
duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by it at or prior to the Closing.

   7.3  Officers' Certificates, Etc.  The NPLI Shareholders shall have received
        ---------------------------
(i) certificates, dated the date of the Closing and signed by the President of LSAI, to the effect set forth in Sections 7.1 and 7.2 above, and (ii) such other certificates, instruments and documents as shall be reasonably requested by the NPLI Shareholders for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions of this Agreement.

   7.4  Opinion of Counsel.  The NPLI Shareholders shall have received an
        ------------------
opinion, dated the date of the Closing, of Dunn Swan & Cunningham, A Professional Corporation, counsel for LSAI, in form and substance satisfactory to the NPLI Shareholders, and covering the subjects set forth in Sections 3.1, 3.3, 3.5, 3.6 and 3.15 hereof. In rendering such opinion, counsel may rely to the extent specified therein on certificates of officers of LSAI and public officials.

   7.5  Certain Actions.  There shall not have been instituted and be continuing
        ---------------
or threatened against the NPLI Shareholders, or NPLI or LSAI or any of their respective directors or officers, any action, suit or proceeding by or before any governmental authority that would impose or confirm material limitations on the ability of the NPLI Shareholders effectively to exercise full rights of ownership of the shares of LSAI Common Stock to be issued to the NPLI Shareholders pursuant to Section 1.2.2.2(b) this Agreement.

   7.6  No Adverse Change.  No material adverse change shall have occurred in
        -----------------
the business, operations, properties or financial condition of LSAI since September 30, 1995.

   7.7  Registration Rights Agreements.  LSAI shall have executed and delivered
        ------------------------------
to each of the NPLI Shareholders the Registration Rights Agreements attached hereto as Exhibit D-1 and Exhibit D-2, respectively.


                                  ARTICLE VIII

                   FURTHER CONDITIONS TO OBLIGATIONS OF LSAI

   Notwithstanding any other provision of this Agreement, the obligations of LSAI to consummate the transactions contemplated in this Agreement shall be subject to the fulfillment prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by LSAI:

   8.1  Accuracy of Representations and Warranties.  The representations and
        ------------------------------------------
warranties of the NPLI Shareholders set forth in Article II hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, with the same effect as though such representations and warranties had been made at and as of the Closing.

   8.2  Performance of Covenants, Agreements and Conditions.  The NPLI
        ---------------------------------------------------
Shareholders shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by it at or prior to the Closing.

   8.3  Officers' Certificate, Etc.  LSAI shall have received (a) a certificate,
        --------------------------
dated the date of the Closing and signed by the NPLI Shareholders, to the effect set forth in Sections 8.1 and 8.2 above, and (b) such other certificates, instruments and documents as shall be reasonably requested by LSAI for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

   8.4  Resignation Officers and Directors.  LSAI shall have received the
        ----------------------------------
resignation of Dekirmenjian and Jobson as executive officers and directors of NPLI, such resignations to be effective immediately following the Closing. Each such resignation shall constitute a voluntary termination of any employment agreement that Dekirmenjian or Jobson may have with NPLI, and Dekirmenjian or Jobson, as the case may be, hereby waives and releases NPLI of any and all obligations that NPLI may have under such employment agreement.

   8.5  Opinion of Counsel.  LSAI shall have received an opinion, dated the date
        ------------------
of the Closing, of Bass, Berry & Sims, counsel for the NPLI Shareholders, in form and substance satisfactory to LSAI, and covering the subjects set forth in Sections 2.1, 2.3, and 2.6 hereof. In rendering such opinion, counsel may rely to the extent specified therein on certificates of officers of the NPLI Shareholders and public officials.

   8.6  Certain Actions.  There shall not have been instituted and be continuing
        ---------------
or threatened against the NPLI Shareholders or NPLI, LSAI, or any of their respective directors or officers, any action, suit or proceeding by or before any governmental authority that would impose or confirm material limitations on the ability of LSAI effectively to exercise full rights of ownership of the business, operations, properties of and the shares of NPLI Stock delivered to LSAI pursuant to this Agreement.

   8.7  No Adverse Change.  No material adverse change shall have occurred in
        -----------------
the business, contractual arrangements with customer, operations, properties or financial condition of NPLI since September 30, 1995. Provided, however, it is hereby acknowledged by LSAI that NPLI has sustained a loss from operations since September 30, 1995, and it is anticipated that such loss from operations will continue and may further increase through Closing, and that such loss from operations since September 30, 1995, will not be considered a material adverse change for purposes of this Section 8.7.


                                   ARTICLE IX

                       CONTINUING OBLIGATIONS OF THE NPLI
                      SHAREHOLDERS AND LSAI AFTER CLOSING

   Following Closing and consummation of the transactions contemplated in this Agreement, the NPLI Shareholders covenant and agree (except to the extent LSAI may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement), and LSAI covenants and agrees (except to the extent the NPLI Shareholders otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement), as follows:

   9.1 Indemnifications by NPLI Shareholders. Subject to the provisions of this
       -------------------------------------
Article IX, each of the NPLI Shareholders agree severally (and not jointly) to indemnify fully in respect of, hold harmless and defend LSAI, its Affiliates and its officers, directors and employees against any and all damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, losses, including taxes, expenses (including interest, penalties, and fees and disbursements of attorneys, accountants and experts) ("Loss" or "Losses") incurred or suffered by any of them arising out of or relating to (i) any misrepresentation or breach of warranty on the part of the NPLI Shareholders under this Agreement and (ii) any nonfulfillment or failure to perform any covenant or agreement on the part of any of the NPLI Shareholders under this Agreement.

   9.2 Indemnifications by LSAI.  Subject to the provisions of this Article IX,
       ------------------------
LSAI agrees to indemnify fully in respect of, hold harmless and defend the NPLI Shareholders against, any and all Losses arising out of or relating to (i) any misrepresentation, or breach of warranty on the part of LSAI under this Agreement, (ii) nonfulfillment or failure to perform any covenant or agreement on the part of LSAI under this Agreement, or (iii) related and attributable to, or asserted against, NPLI with respect to any event or condition occurring or arising after the Closing Date upon which the Losses are the based.

   9.3  Set Off. Subject to Section 9.5, in the event that any of the NPLI
        -------
Shareholders or LSAI (the "Debtor Party") shall be indebted to the NPLI Shareholders, LSAI or any other person or entity (the "Creditor Party") for any amounts pursuant to the terms of this Agreement, including, but not limited to, the provisions of this Article IX, either of the Promissory Notes or the Replacement Notes, or under any other agreement, then the Creditor Party or any of its Affiliates may give notice to the Debtor Party of such obligation. If such notice has been given and the Debtor Party does not fully pay such obligation within 90 days of such notice, then the Creditor Party may retain and apply to the payment of that amount, sums otherwise owed by the Creditor Party or its Affiliates to the Debtor Party or its Affiliates under this Agreement, either of the Promissory Notes, a Replacement Promissory Note, or under any other agreement and in doing so such Creditor Party or its Affiliates shall have no liability to such Debtor Party for such retention and application, under this Agreement, either of the Promissory Notes, a Replacement Promissory Note, or any such other agreement and such retention and application shall not be a violation or breach thereof; provided, however, the amount which may be retained pursuant to this Section 9.3 of any payment otherwise due under this Agreement, either of the Promissory Notes, a Replacement Promissory Note, or any such other agreement shall be an amount equal to that percentage of such payment obtained by dividing such payment by all amounts then due and which can then be determined to become due to the Debtor Party or its Affiliates by the Creditor Party or its Affiliates under this Agreement, either of the Promissory Notes, a Replacement Promissory Note, or any such other agreement.

   9.4  Remedies.  The remedies provided in this Article IX shall be the sole
        --------
and exclusive remedies of LSAI and its Affiliates and its officers, directors and employees against the NPLI Shareholders or the NPLI Shareholders against LSAI for any misrepresentation or breach of a warranty or covenant under this Agreement.

   9.5  Limitation of Liability for Certain Misrepresentations or Breaches.  (i)
        ------------------------------------------------------------------
Except as provided in subsection (iii) of this Section 9.5, the NPLI Shareholders shall not be liable under this Agreement for any misrepresentation or breach of warranty, or breach of any covenant to be performed at or prior to Closing, except to the extent that the aggregate amount of Losses for which they would otherwise (but for this provision) be liable exceeds in the aggregate the sum of $20,000 and then only to the extent of such excess; provided, however, in no event shall each of the NPLI Shareholders be liable for any such misrepresentation or such breach in excess of 50 percent of the amount of the total Losses for such misrepresentation or breach and the liability of each NPLI Shareholder shall not exceed, in the aggregate, for such Losses, the sum of $600,000.

   (ii) The amount of any such indemnification for any misrepresentation or breach of warranty or breach of covenant to which the indemnification limitation of subsection (i) this Section 9.5 is applicable shall be recoverable against the respective NPLI Shareholders as follows: (a) first, (I) as a pro tanto cancellation of the rights of the NPLI Shareholders to receive the Contingent Shares pursuant to Section 1.2.2.2(b) or (II) in the event the Contingent Shares have been previously issued and delivered in accordance with Section 1.2.2.2(b) at the time that the Losses occurs or is determined, then by surrender by the NPLI Shareholders of the previously issued Contingent Shares at the Agreed Value utilized in determining the number of shares of Contingent Shares that were issued to the NPLI Shareholders pursuant to Section 1.2.2.2(b); (b) second, as a set-off against the Promissory Notes or, if applicable, the Replacement Notes; and (c) third, from the NPLI Shareholders.

   (iii) The provisions of subsection (i) of this Section 9.5 shall not be applicable to any Losses occasioned by any misrepresentation or breach of any warranty or breach of any covenant set forth in each of Sections 2.1 through 2.7, and each of Sections 2.12, 2.24, and 9.9.

   (iv) LSAI shall not be liable under this Agreement for any misrepresentation or breach of warranty except to the extent that the aggregate amount of Losses for which it would otherwise (but for this provision) be liable exceeds in the aggregate the sum of $20,000 and then only to the extent of such excess; provided, however, in no event shall LSAI, its Affiliates and its officers, directors and employees be liable for any such misrepresentation or breach for an aggregate amount in excess of $1,200,000.

   (v) The provisions of subsection (iv) of this Section 9.5 shall not be applicable to any Losses occasioned by any misrepresentation or breach of any warranty or breach of any covenant set forth in each of Sections 3.1 through 3.7.

   9.6  Survival of Representations and Warranties.  Each representation,
        ------------------------------------------
warranty, or covenant given or made by the NPLI Shareholders or LSAI under Articles II, III, IV and V this Agreement shall survive the date of Closing; provided, however, that the rights of the parties hereto to initiate any action for breach of any such representation, warranty, or covenant shall survive only until the close of business on April 15, 1997. Notwithstanding the foregoing, the rights to initiate any action for breach of each representation or warranty given or made by the NPLI Shareholders under Section 2.12 shall survive for the period of the applicable statute of limitations (including any extensions thereof).

   9.7  Method of Asserting Claims, Etc.  The party claiming indemnification
        -------------------------------
under Section 9.1 or 9.2 of this Agreement hereinafter referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party". All claims for indemnification by any Indemnified Party under this Article IX shall be asserted and conducted as follows:

      9.7.1 Notification; Defense. In the event that any claim or demand for
            ---------------------
   which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand (the "Claim Notice"). The Indemnified Party's failure to so notify the Indemnifying Party in accordance with the provisions of this Agreement shall not relieve the Indemnifying Party of liability hereunder unless such failure materially prejudices the Indemnifying Party's ability to defend against the claim or demand. The Indemnifying Party shall have 30 days from the giving of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that he desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by him to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement by the Indemnifying Party it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and his counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim for which indemnity is sought hereunder may be settled without the consent of the Indemnifying Party, which consent may not be unreasonably withheld.

      9.7.2 Counterclaim Notification. In the event any Indemnified Party should
            -------------------------
   have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall give a Claim Notice with respect to such claim to the Indemnifying Party.

      9.7.3 Access to Books and Records. To the extent that LSAI or NPLI may
            ---------------------------
   claim indemnity against either or both of the NPLI Shareholders hereunder, LSAI agrees to give either or both of the NPLI Shareholders access to the books, records and employees of NPLI in connection with the matters for which indemnification is sought hereunder, to the extent either or both of the NPLI Shareholders reasonably deem necessary in connection with his or their rights and obligations hereunder. To the extent that either of the NPLI Shareholders may claim indemnity against LSAI hereunder, LSAI agrees to give either or both of the NPLI Shareholders access to the books, records and employees of LSAI in connection with the matters for which indemnification is sought hereunder, to the extent either or both of the NPLI Shareholders reasonably deem necessary in connection with his or their rights and obligations hereunder.

   9.8  Transition Assistance.  Dekirmenjian agrees to provide NPLI with such
        ----------------------
transition assistance and services for a period of two years following Closing as LSAI may reasonably request (but not requiring the devotion of more than 50 percent of Dekirmenjian's working time and efforts) in order to provide for an orderly and business-like transition of the ownership of NPLI from the NPLI Shareholders. For such assistance and services, LSAI agrees to provide medical benefits to Dekirmenjian during the two-year period at the sole cost and expense of LSAI, either (i) through continuation of the current medical benefits provided by NPLI or by provision to Dekirmenjian of medical benefits currently being provided by LSAI to its employees, or (ii) through an individual medical benefit policy, in which event the monthly cost of such individual policy coverage shall be paid by LSAI up to $600 per month, with the excess, if any, above such amount, to be paid by Dekirmenjian.

   9.9  Non-Competition.  (a) In order to induce LSAI to enter into this
        ---------------
Agreement, each of the NPLI Shareholders covenants and agrees that from the Closing until January 1, 2001, he shall not, and shall not permit any of his Affiliates, (i) to engage in any business similar to, or in any way competitive with, that carried on by NPLI as constituted on the date of this Agreement within any county in any state in which NPLI is engaged in any such similar or competitive business ("Competitive Business") (except pursuant to agreements with LSAI or its Affiliates), (ii) to acquire any legal or beneficial interest in, or otherwise participate in the ownership of any person, firm, corporation, partnership or other entity or association which is or becomes engaged in a Competitive Business, except ownership of less than one percent of a publicly traded company shall be permissible, (iii) directly or indirectly solicit, canvass or otherwise contact or accept any business or transaction from any present or former clients of NPLI, or take any action which shall cause the termination or curtailment of the business relationship between NPLI (and/or its successor or successors) and any of its present or former customers relating to a Competitive Business, (iv) directly or indirectly, without the prior written consent of LSAI, solicit, entice, raid, persuade or induce any individual who at of the date of this Agreement is, or at any time during such period shall be, an employee of LSAI or NPLI or other their Affiliates, or any of their respective successors, to terminate or refrain from renewing or extending his or her employment with LSAI, NPLI or their Affiliates, or any of their respective successors, except this clause shall not apply to any such employee whose employment shall have been terminated by LSAI, NPLI or their Affiliates. This covenant and agreement is included herein in order to protect the value of the business of NPLI being acquired by LSAI pursuant to this Agreement and to assure that LSAI and NPLI shall have the full benefit of the value thereof.

   (b) If any part of the restrictions set forth in (a) should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected and shall be enforced to the fullest extent permitted by law. If any of such restrictions are deemed to be unreasonable by a court of competent jurisdiction, then the NPLI Shareholders shall submit to the reduction or modification thereof as said court deems reasonable.

   (c) If the NPLI Shareholders shall be in violation of the aforementioned restrictive covenant in this Section 9.9, then in addition to LSAI's other remedies, the time limitation thereof shall be extended for a period of time equal to the period of time during which such violation occurred.

   (d) The NPLI Shareholders and LSAI agree that no portion of the Stock Purchase Price and Goodwill Purchase Price shall be allocable to the restrictive covenant and agreement as set forth in this Section 9.9.

   (e) The terms and provisions of this Section 9.9 are for the benefit of LSAI and may be waived in whole or in part by LSAI.

   9.10 Injunctive Relief.  Each of the NPLI Shareholders acknowledge that LSAI,
        -----------------
NPLI and its Affiliates would be irreparable damaged and that money damages and any other remedy available at law would be inadequate to redress or remedy any loss in the event that the provisions of Section 9.9 were not fully performed in accordance with their specific terms or are otherwise breached, and each of the NPLI Shareholders, therefore, agrees that LSAI and its assigns, in addition to recovering any claim for damages or obtaining any other remedy available at law, also may enforce the terms of Section 9.9 by injunction or specific performance and may obtain may other appropriate remedy available in equity, and that each of the NPLI Shareholders hereby waives his right to assert and will not assert in defense against such equitable claims that an adequate legal remedy is available.

   9.11  Preparation of Balance Sheet for Net Worth Adjustment.  As soon as
         -----------------------------------------------------
reasonably practicable and in any event within 60 days following Closing, LSAI shall cause NPLI to prepare and deliver to the NPLI Shareholders a balance sheet through the last day of the month immediately preceding the Closing Date or on the Closing Date if the Closing shall have occurred on the last day of a month (the "Balance Sheet Date") prepared in accordance with generally accepted accounting principles consistent with past practices. LSAI shall, and LSAI shall cause NPLI to, make available to the NPLI Shareholders all information in LSAI's and NPLI's possession reasonably required for the NPLI Shareholders to verify whether such balance sheet is correct. Within 30 days following delivery of such balance sheet, the NPLI Shareholders shall notify LSAI whether they accept such balance as correct; provided, however, that if the NPLI Shareholders shall fail so to notify LSAI within such 30-day period, the NPLI Shareholders shall be deemed to have agreed with that such balance sheet is correct. If the NPLI Shareholders shall disagree with the correctness of such balance sheet, either LSAI or the NPLI Shareholders may cause the matter to be referred to HG&A Associates, P.C. (or such other firm of independent public accountants as LSAI and the NPLI Shareholders may designate), the costs of which shall be borne equally by LSAI and the NPLI Shareholders. Such accountants shall examine the records of NPLI and prepare a balance sheet as of the Balance Sheet Date in accordance with generally accepted accounting principles consistent with past practices and deliver such to the NPLI Shareholders and LSAI within 60 days following the date such matter is referred to such accountants. The balance sheet agreed to by the NPLI Shareholders and LSAI or if there be no such balance sheet the balance sheet prepared by the accountants is herein referred to as the "Final Balance Sheet."

   9.12  Testing Revenue Accounting for Testing Revenues Adjustment.  As soon as
         ----------------------------------------------------------
reasonably practicable and in any event within 60 days following the Anniversary Period, LSAI shall cause NPLI to prepare and deliver to the NPLI Shareholders a schedule of the Testing Revenues by date and customer of NPLI and showing the total of Testing Revenues during the Anniversary Period (the "Testing Revenue Accounting") prepared in accordance with generally accepted accounting principles consistent with past practices. LSAI shall, and LSAI shall cause NPLI to, make available to the NPLI Shareholders all information in LSAI's and NPLI's possession reasonably required for the NPLI Shareholders to verify whether the Testing Revenue Accounting is correct. Within 30 days following delivery of the Testing Revenue Accounting, the NPLI Shareholders shall notify LSAI whether they accept the Testing Revenue Accounting as correct; provided, however, that if the NPLI Shareholders shall fail so to notify LSAI within such 30-day period, the NPLI Shareholders shall be deemed to have agreed with that the Testing Revenue Accounting is correct. If the NPLI Shareholders shall disagree with the correctness of the Testing Revenue Accounting, either LSAI or the NPLI Shareholders may cause the matter to be referred to Arthur Andersen LLP (or such other firm of independent public accountants as LSAI and the NPLI Shareholders may designate), the costs of which shall be borne equally by LSAI and the NPLI Shareholders. Such accountants shall examine the records of NPLI and prepare a schedule of the Testing Revenues by date and customer of NPLI and showing the total Testing Revenues during the Anniversary Period (the "Accountant's Testing Revenue Accounting") in accordance with generally accepted accounting principles consistent with past practices and deliver such to the NPLI Shareholders and LSAI within 60 days following the date such matter is referred to such accountants. The Testing Revenue Accounting agreed to by the NPLI Shareholders and LSAI or, if there is no agreement regarding the correctness of the Testing Revenue Accounting, the Accountant's Testing Revenue Accounting prepared by the accountants shall herein be referred to as the "Final Testing Revenue Accounting."

   9.13  Additional Post-Closing Performances of LSAI. After Closing, LSAI shall
         --------------------------------------------
(i) make, issue and deliver the Replacement Notes to the NPLI Shareholders (or the holder or holders of the Promissory Note), in accordance with Section
1.7.1.6 (providing for adjustment of the Note Principal pursuant to Section
1.2.2.1 and 1.2.2.2, as the case may be), (ii) pay, in accordance with Section
1.2.4 the Goodwill Purchase Price to Dekirmenjian, (iii) subject to Section 9.5, issue and delivery to the NPLI Shareholders (or the holder or holders of the Promissory Notes) the Contingent Shares pursuant to
Section 1.2.2.2(b), such Contingent Shares shall be fully paid and non-assessable, and (iv) pay, in accordance with Section 11.2, any and all costs of litigation.

   9.14 Additional Post-Closing Performances of the NPLI Shareholders.  After
        -------------------------------------------------------------
Closing, if not paid at Closing, the NPLI Shareholders shall pay (i) any and all commissions, fees and other compensation payable to any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of NPLI and/or the NPLI Shareholders with respect to the transactions contemplated in this Agreement, or any other possible transaction involving the sale, transfer, assignment, conveyance or other disposition of the capital stock and/or assets of NPLI, or any merger, consolidation, or any other acquisition transactions, and (ii) any and all of their costs and expenses incurred in connection with this Agreement and the transactions contemplated in this Agreement, including without limitation fees and expenses of counsel, irrespective of when incurred, and (iii) in accordance with Section 11.2, any and all costs of litigation.


                                   ARTICLE X

                           TERMINATION AND AMENDMENT

   10.1  Termination.  This Agreement may be terminated and the transactions
         -----------
contemplated in this Agreement abandoned at any time prior to the Closing (i) by mutual agreement of the NPLI Shareholders and LSAI, (ii) at the option of the NPLI Shareholders in the event the Closing shall not have been completed on or before January 15, 1996, (iii) by LSAI, on the one hand, or the NPLI Shareholders, on the other hand, in the event there shall have been entered or rendered against the NPLI Shareholders or NPLI, LSAI, or any of their respective directors or officers in any action or proceeding referred to in Sections 6.2,
7.5 or 8.6 hereof an injunction or a final judgment having one of the effects specified in such Sections. In the event of termination by LSAI or the NPLI Shareholders, as provided in this Section 10.1, written notice shall forthwith be given to the other parties.

   10.2  Effective of Termination.  In the event of termination by LSAI or the
         ------------------------
NPLI Shareholders, as provided in Section 10.1 above, (i) this Agreement shall forthwith become wholly void and of no effect, and there shall be no obligation or liability on the part of the NPLI Shareholders and NPLI, LSAI, or their respective officers, directors or shareholders, except as provided in Section 12.7; provided, however, that such limitation shall not apply in the event of a willful breach by the NPLI Shareholders or LSAI of any of their respective material covenants contained herein in which case the non-breaching party shall be entitled to recover form the breaching party all out-of-pocket costs (including without limitation reasonable attorney fees and expenses) which the non-breaching party has incurred in connection with this Agreement.

   10.3  Amendment.  This Agreement may be amended by the parties thereto, at
         ---------
any time prior to the Closing. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.


                                   ARTICLE XI

                           REMEDIES; LITIGATION COSTS


   11.1  Available Remedies.  Each party expressly agrees that, consistent with
         ------------------
its or his intention and agreement to be bound by the terms of this Agreement and to consummate the transactions contemplated hereby, subject only to the satisfaction of conditions precedent, the remedy of specific performance shall be available to a non-breaching and non-defaulting party to enforce performance of this Agreement by a breaching or defaulting party, including, without limitation, to require the consummation of the Closing pursuant to Section 1.10 hereof.

   Except as otherwise expressly provided herein, no remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

   11.2  Attorneys' Fees and Costs.  In the event any party hereto shall be
         -------------------------
required to employ an attorney or attorneys to institute a legal proceeding against the other party or parties for the purpose of enforcing any of the provisions of this Agreement or protecting its or his interest in any matter arising under this Agreement, the non-prevailing party in any such action pursued in courts of competent jurisdiction (the finality of which is not legally contestable) shall pay to the prevailing party all reasonable costs, damages and expenses, including attorneys' fees, expended or incurred in connection with such proceeding. The standard to be applied in determining who is a prevailing party for purposes of this Section 11.2 shall be the same standard as applied by the courts in determining who is a prevailing party for purposes of Rule 54(d) of the Federal Rules of Civil Procedure.


                                  ARTICLE XII

                                 MISCELLANEOUS

   12.1  Expenses.  Except as otherwise provided herein, LSAI hereby covenants
         --------
and agrees to pay its own costs and expenses, and the NPLI Shareholders hereby covenants and agrees to pay their the costs and expenses and the costs and expenses, incurred in connection with this Agreement and the transactions contemplated in this Agreement, including without limitation fees and expenses of counsel, irrespective of when incurred and regardless of whether this transaction is consummated.

   12.2  Notices.  All notices and other communications required or permitted
         -------
hereunder shall be in writing and shall be deemed to have been given when delivered personally, or on the next day after being sent by facsimile transmission or a nationally recognized overnight delivery service, or on the third (3rd) day after being sent by registered or certified mail (return receipt requested), postage prepaid to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

   If to Dekirmenjian:        Haroutune K. Dekirmenjian, PhD.
                              724 Swaps Lane
                              Knoxville, Tennessee 37923

   If to Jobson               Kenneth O. Jobson, M.D.
                              9405 Park West Boulevard
                              Knoxville, Tennessee 37923

      With a copy to:         Samuel E. Stumpf, Jr.
                              Bass, Berry & Sims
                              First American Center
                              Nashville, Tennessee 37238-2700
                              Facsimile:  (615) 742-6293

   If to LSAI:                Laboratory Specialists of America, Inc.
                              1101-A Sovereign Row
                              Oklahoma City, Oklahoma  73108-1827
                              Attention:  John Simonelli
                              Facsimile:  (405) 949-1787

      With copies to:         Michael E. Dunn, Esq.
                              Dunn Swan & Cunningham
                              2800 Oklahoma Tower
                              210 Park Avenue
                              Oklahoma City, Oklahoma  73102-5604
                              Facsimile:  (405) 235-9605

   12.3  Entire Agreement.  This Agreement (including the Exhibits and Schedules
         ----------------
hereto and the documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral.

   12.4  Binding Effect; Benefits.  This Agreement shall be binding upon and
         ------------------------
inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Prior to Closing, neither this Agreement nor any right, remedy, obligation or liability hereunder or by reason hereof shall be assignable by any of the parties to this Agreement without the prior written consent of the others. Nothing expressed or implied in this Agreement is intended to or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of the parties hereto or such successors or assigns and for the benefit of no other person.

   12.5  Waiver.  Any term or provision of this Agreement may be waived in
         ------
writing at any time by the NPLI Shareholders, if they are entitled to the benefits thereof, or by LSAI, if it is entitled to the benefits thereof. No such waiver shall, unless explicitly stated, be a continuing waiver. No failure to exercise or delay in exercising any right hereunder shall constitute a waiver thereof.

   12.6  Applicable Law.  This Agreement shall be governed by and construed in
         --------------
accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed within that State.

   12.7  Confidentiality.  Prior to consummation of the transactions
         ---------------
contemplated in this Agreement, LSAI and its representatives and the NPLI Shareholders and their representatives will each keep confidential, and not disclose to any third party, information and data obtained as a result of such access; provided, however, that this restriction shall not apply to information and data which (i) are now in or may hereafter enter the public domain without breach of this covenant, (ii) were already in the possession of LSAI, and/or the NPLI Shareholder, as the case may be, prior to receipt from the other, (iii) are lawfully received by LSAI and/or the NPLI Shareholders, as the case may be, from an unrelated third party after receipt of the same from the other, (iv) LSAI and/or the NPLI Shareholders or NPLI, as the case may be, is required by law to disclose, or (v) LSAI and/or the NPLI Shareholders, as the case may be, discloses to joint venture partners, independent consultants, financial institutions, investment bankers or broker-dealers, provided there are restrictions prohibiting further dissemination of such information by any such joint venture partners, consultant, financial institution investment bankers or broker-dealers. If the transactions contemplated in this Agreement are not consummated, each of the NPLI Shareholders and LSAI shall return to the other all information and data obtained pursuant to this Agreement.

   If LSAI or any of its officers, directors, employees, agents or representatives is required to disclose any information supplied to LSAI by the NPLI Shareholders pursuant to this Agreement, or if either of the NPLI Shareholders or any of his agents or representatives is required to disclose any information supplied to the NPLI Shareholders by LSAI pursuant to this Agreement, the parties hereto agree that LSAI will provide the NPLI Shareholders with prompt notice, or the NPLI Shareholders will provide LSAI prompt notice, of such request(s) so that LSAI or the NPLI Shareholders, as the case may be, may seek an appropriate protective order and/or waive compliance with the provisions of this Section 12.7. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder, LSAI or either of the NPLI Shareholders, as the case may be, is nonetheless, in the opinion of its or his legal counsel, compelled to disclose information and data concerning LSAI or the NPLI Shareholders or NPLI to any tribunal or else stand liable for contempt or suffer other censure or penalty, LSAI or either of the NPLI Shareholders, as the case may be, may disclose such information to such tribunal without liability hereunder.

   12.8  Publicity.  All press releases and other publicity concerning the
         ---------
transactions contemplated in this Agreement shall be jointly planned and coordinated by and between LSAI and the NPLI Shareholders.

   12.9  Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

   12.10 Headings and Captions.  The headings contained in this Agreement are
         ---------------------
for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

   12.11 Effect of Invalid Provisions.  In the event any provision of this
         ----------------------------
Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extend so contrary, prohibited or invalid, but the remainder thereof shall not be invalidated thereby and shall be given full force and effect so far as possible. In the event any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

   12.12 Waiver of Performance.  The failure or delay of any party at any time
         ---------------------
to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of any continuing or succeeding breach of such right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

   IN WITNESS WHEREOF, the Board of Directors of LSAI has duly authorized and caused this Agreement to be signed by the respective officers of LSAI, and the NPLI Shareholders have executed this Agreement in his individual capacity, as of the date first above written.

"NPLI Shareholders"


   "Dekirmenjian"                    /s/ HAROUTUNE K. DEKIRMENJIAN
                                    --------------------------------------------
                                         Haroutune K. Dekirmenjian

   "Jobson"                          /s/ KENNETH O. JOBSON
                                    --------------------------------------------
                                         Kenneth O. Jobson

   "NPLI"
                                    NATIONAL PSYCHOPHARMACOLOGY
                                    LABORATORY, INC.


                                    By: /s/ HAROUTUNE K. DEKIRMENJIAN
                                       -----------------------------------------
                                            Haroutune K. Dekirmenjian, President
ATTEST:

 /s/ KENNETH O. JOBSON
-----------------------------
Kenneth O. Jobson, Secretary

[CORPORATE SEAL]

"LSAI"

                                    LABORATORY SPECIALISTS OF AMERICA, INC.


                                    By: /s/ LARRY E. HOWELL
                                       -----------------------------------------
                                            Larry E. Howell, President

ATTEST:

 /s/JOHN SIMONELLI
------------------------------
John Simonelli, Secretary

[CORPORATE SEAL]

                          LIST OF SCHEDULES (Omitted)

Schedule 2.4        Equity Interests
Schedule 2.10       Absent of Certain Events
Schedule 2.12       Tax Matters
Schedule 2.14       Litigation
Schedule 2.15       Contracts
Schedule 2.16       Defaults
Schedule 2.17(a)    Employee Welfare Benefit Plans
Schedule 2.17(b)    Other Employee Arrangements
Schedule 2.18       Contractual Commitments
Schedule 2.19       Insurance
Schedule 2.20       Finder's Fees
Schedule 2.22       Patents, Trademarks, Etc.

                          LIST OF EXHIBITS (Omitted)

Exhibit A-1              Promissory Note
Exhibit A-2              Promissory Note
Exhibit B                Bill of Sale and Assignment of Leases
Exhibit C                First Amendment of Lease Agreement
Exhibit D-1              Registration Rights Agreement
Exhibit D-2              Registration Rights Agreement